Exihibit 10.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of July 29th, 2015, (the “Effective Date”) between BioAmber Inc., a Delaware corporation (“Borrower”), each Lender and Obsidian Agency Services, Inc., a California corporation, in its capacity as administrative and collateral Agent (the “Agent”) for Lenders.

WHEREAS, Borrower, Agent and Lenders executed that certain Loan and Security Agreement dated as of December 17, 2014 (the “Original Agreement”), which was amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of April 24, 2015 (the “First Amendment” and together with the Original Agreement, the “Loan Agreement”);

WHEREAS, Section 6.1 of the Agreement contains restrictions on Borrower’s ability to make Investments into BioAmber Sarnia and Borrower desires to modify those restrictions;

WHEREAS, Agent and Lenders are willing to modify those restrictions on the terms provided in this Amendment.

NOW, THEREFORE, based on the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, Agent and Lenders hereby agree:

1.The recitals set forth above are true and correct and are incorporated herein by reference.

2.Capitalized terms used but not defined in this Amendment shall have the meaning provided in the Loan Agreement.

3.The following definitions contained in Section 14.1 of the Loan Agreement are hereby added, or amended and restated in their entirety, as applicable, all in proper alphabetical order:

“Permitted Investments” are:

(a)	Investments (including, without limitation, in Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b)

Investments after the Effective Date in any Domestic Subsidiary that has signed a Joinder, and Investments in any Foreign Subsidiary not to exceed Two Hundred Fifty Thousand Dollars ($250,000) individually and Five Hundred Thousand Dollars ($500,000) in the aggregate  in any given fiscal year;

(c)	Investments consisting of Cash and Cash Equivalents;
(d)	Investments after the Effective Date in BioAmber Sarnia not to exceed the aggregate of Twenty Five Million Dollars ($25,000,000); and

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(e)

Investments after the Effective Date in BioAmber Canada not to exceed Four Million Dollars ($4,000,000), provided however, that if any such Investment is in the form of a loan or can otherwise be repaid or redeemed, such Investment shall be secured by a perfected first priority security interest in assets of BioAmber Canada where such assets equal or exceed the amount of the Investment.

“Quarterly Revenue Requirement” means for the calendar quarter ending December 31, 2015, and for each calendar quarter thereafter through and including the calendar quarter ending December 31, 2016, that the Revenue BioAmber Sarnia receives during any such calendar quarter is greater than 75% of the projected BioAmber Sarnia Revenue as stated in the projections Borrower provided Agent on June 18, 2015 (with such Revenue being listed in such projections as “Receipts from Product Sales – Sarnia”). For the avoidance of doubt, the projections used to measure the Quarterly Revenue Requirement shall have no application for the purposes of determining FCF or any other matter for which reference to the Projections is made.

4.Section 5.11 of the Loan Agreement is hereby amended and restated in its entirety to provide:

5.11Financial Covenants.

(a) From the Effective Date to July 29th, 2015, Borrower shall at all times maintain Unrestricted Cash of at least Twelve Million Five Hundred Thousand Dollars ($12,500,000). From July 29th, 2015, to December 31, 2015, Borrower shall at all times maintain Unrestricted Cash of at least Fifteen Million Dollars ($15,000,000), provided however, that if BioAmber Sarnia’s Revenue exceeds Two Million Dollars ($2,000,000) during a given month, then Unrestricted Cash for the following month shall be at least Twelve Million Five Hundred Thousand Dollars ($12,500,000).

(b) After December 31, 2015, either:

(i) Borrower shall at all times maintain Unrestricted Cash in an amount not less than the lesser of (A) Twelve Million Five Hundred Thousand Dollars ($12,500,000), provided however, that for any calendar quarter for which the Quarterly Revenue Requirement is not met, then Borrower shall at all times during the following calendar quarter maintain Unrestricted Cash in an amount no less than Fifteen Million Dollars ($15,000,000), and (B) the outstanding amount of all Credit Extensions; or

(ii) BioAmber Sarnia’s actual trailing six month FCF through December 31, 2017, shall be at least 85% of the FCF listed in the Projections. Agent shall resolve any discrepancy regarding the determination of actual FCF in comparison to the methodology used in the Projections, it being agreed that the calculation of actual FCF shall be consistent with the calculation of FCF in the Projections.

(c) Beginning with the calendar quarter beginning January 1, 2016, and continuing each calendar quarter thereafter, unless prohibited by applicable law or the BioAmber Sarnia Financing Agreements, Borrower shall cause BioAmber Sarnia

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to make Cash distributions to its shareholders in accordance with the Joint Venture Agreement within thirty (30) days of the end of each month during such quarter, in an amount equal to all funds of BioAmber Sarnia less Fifteen Million Canadian Dollars (Cdn$15,000,000). Borrower shall cause BioAmber SARL to transfer all such distributions it receives to Borrower.

5.Except as expressly amended in Section 3 and 4 hereof, the Loan Documents remain unchanged and in full force and effect according to their terms.

6.Borrower shall pay Lender a Five Hundred Thousand Dollar ($500,000) amendment fee which fee shall be non-refundable and deemed fully earned as of the date hereof, and payable 50% on execution of this Amendment and 50% on the earlier of (a) Borrower’s or any of its Subsidiary’s sale of their respective Equity Interests after the date hereof (excluding any sale of Equity Interests by BioAmber Sarnia to its existing stockholders), and (b) March 31, 2016.

7.Borrower shall pay all outstanding documented and submitted Lender Expenses on the date hereof, such payment to be processed by Agent using the ACH Debit Consent that Borrower previously delivered to Agent on the Effective Date.

8.Borrower hereby represents and warrants to Agent and Lender as follows:

(a)Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)Other than BioAmber Canada Inc., Synoven Biopolymers Inc., BioAmber International S.à.r.l, and BioAmber Sarnia Inc., Borrower has no direct or indirect Subsidiaries.

(c)The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than as already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.

(d)No Event of Default exists under the Loan Agreement or any of the other Loan Documents, and all of Borrower’s representations and warranties contained in the Loan Documents are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.The execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Documents, whether or not known to Agent or Lender and whether or not existing on the date of this Amendment.

10.Release of Agent/Lender.

a.Borrower, for itself and on behalf of its Subsidiaries, respective heirs, legal representatives and successors and assigns, as applicable, hereby releases Agent, Lender and all of their

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Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Loan Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).

b.Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Note or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Note and all statutory claims and causes of action of every nature.

c.In connection with the release contained in this Section 10 of this Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower against any one or more of the Released Parties.  In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.

d.The Release contained in this Amendment shall be effective and irrevocable upon the execution of this Amendment by Agent, Lender and Borrower without any further documentation.

e.BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.

f.THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

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g.Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

11.General. The recitals set forth above are true and correct, and are incorporated by reference to this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  The provisions of Sections 11 and 13 of the Original Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

LENDER:

Special Value Continuation Partners, LP

By Tennenbaum Capital Partners, LLC, its Investment Manager

By: _/s/ David Hollander___________________________

Name:  David Hollander____________________________

Title: Managing Partner____________________________

AGENT:

Obsidian Agency Services, Inc.

By: _/s/ David Hollander___________________________

Name: _ David Hollander __________________________

Title: _Vice President______________________________

BORROWER:

BioAmber Inc.

/s/ Jean-François Huc

_______________________________

Name: Jean-François Huc

Title: President and CEO

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